SIXTH AMENDMENT TO LEASE

   THIS SIXTH AMENDMENT TO LEASE is made as of March 26, 1998 between PETULA ASSOCIATES, LTD., an Iowa corporation, and EQUITY FC, LTD., an Iowa corporation, (collectively, "Lessor"), and SEQUENT COMPUTER
SYSTEMS, INC, an Oregon corporation ("Lessee").

                               RECITALS

   A. Lessor and Lessee are parties to that certain Lease Agreement dated May 8, 1987 (the "Lease Agreement") and the following documents (the "Amendments"), which amend such Lease Agreement (the Lease Agreement and all such Amendments are herein collectively referred to as the "Lease"):

      1. Letter dated January 12, 1988;
      2. Addendum to Triple Net Lease of 1987 (an undated copy of which is attached as Exhibit A) (referred to in past lease amendments as an amended memorandum of lease);
      3. First Amendment dated July 28, 1988;
      4. Second Amendment dated September 13, 1991;
      5. Third Amendment dated December 2, 1992;
      6. Fourth Amendment dated April 5, 1993; and
      7. Fifth Amendment dated September 30, 1997.

   B. Capitalized terms not defined in this Amendment have the meanings set forth in the Lease.

   C. Lessor and Lessee desire to amend the Lease as set forth herein.

                                AGREEMENT

1. Lease Revisions
   1.1 Delays in Closing. Section 6.4.2 of the Lease is hereby deleted and the following is inserted in its place:

          "6.4.2  Delays in Closing.  The Closing shall occur on
       April1, 1998. Lessee shall have no right to close the purchase of the Property absent simultaneously closing the purchase of (I) the land and improvements covered by the third building lease between Principal Mutual Life Insurance Company and Petula Associates, Ltd., together as lessor, and Lessee, as lessee, dated July 28, 1998, as amended by amendments dated July 28, 1989, September 13, 1991, December 2, 1992, April 5, 1993,
       September 30, 1997 and of even date with this Amendment (collectively, the "Third Lease") and (ii) the land and improvements covered by the fourth building lease between Lessor and Lessee dated July 28, 1989, as amended by amendments dated September 13, 1991, August 13, 1992, December 2, 1992, April 5, 1993, September 30, 1997 and of even date with this Amendment (collectively, the "Fourth Lease"). Any failure by Lessee to close the purchase of the land and improvements covered by the Third Lease and Fourth Lease on April 1, 1998 shall be deemed a rescission of the exercise of the Option to Purchase the Property pursuant to Section 6."

          "In the event the Closing does not occur on April 1, 1998, then (I) Lessor shall continue to lease to Lessee and Lessee shall continue to lease from Lessor the Premises at the rental and upon all of the terms and conditions set forth in this Lease until the Closing occurs as provided herein or until the expiration or termination of this Lease, whichever occurs first, and (ii) if the Closing does not occur on April 1, 1998 for any reason attributable to Lessee, Lessee shall have an additional fifteen (15-) day period during which Lessee shall exert best efforts to close the purchase of the Property. If the closing does not occur within such fifteen- (15-) day period for any reason attributable to Lessee, the Option to Purchase shall terminate, Lessor shall not have any obligation to convey the Property to Lessee and Lessor shall have all remedies available to Lessor under Section 6.9 of the Lease. If the delay in Closing is attributable to Lessor or to a third party not in relationship with Lessee, then the fifteen- (15-) day period shall be extended, on the same terms until a Closing can be accomplished and Lessee shall have all remedies available to it under this Lease."

   1.2 Closing Costs and Title Insurance. The following is added after the last sentence of Section 6.4.3 of the Lease and is hereby made a part of
Section 6.4.3:

          "If available from Escrow Agent and if requested by Lessor, Escrow Agent shall issue to Lessor at its expense a 'simultaneous issue' seller's policy of title insurance.

   1.3 Conveyance. Section 6.4.4 of the Lease is hereby deleted and the following is inserted in its place:

          "The Property and the skybridge (described in Section 47.3.4) shall be conveyed by Lessor to Lessee by Statutory Special Warranty Deed, subject to the Permitted Exceptions. The trust deeds in favor of Principal Mutual Life Insurance Company listed as exceptions 50, 51 and 52 in the 6th Supplemental Preliminary Title Report dated March 18, 1998, Title Number W186736H issued by Transnation Title Insurance Company shall not be Permitted Exceptions as to the conveyance of the Property or the skybridge but shall be permitted exceptions as to the appurtenant rights acquired by Lessee under a separate skybridge easement agreement to be entered into between Lessor, Lessee and, if applicable, Lessee's designee. The conveyance shall allow Lessee and its successors to continue to enjoy rights and obligations with respect to the common areas (as set forth in the Covenants, Conditions, and Restrictions then encumbering the Property) after the Closing, equivalent to those prevailing before the Closing, provided Lessee and its successors pay all common area assessments and abide by all Conditions, Covenants, and Restrictions in force from time to time with respect to such common areas. At Lessee's request, Lessor shall convey title to the Property to an institutional lender or trustee providing synthetic lease financing or other institutional financing to Lessee in connection with its acquisition of the Property; provided, however, use of such designee will not affect (or operate as a release of) Lessee's obligations or liability under the Lease, including the Option to Purchase provisions of the Lease."

   1.4 Lease Termination.  The following is added as a new Section
6.4.7 to the Lease:

          "6.4.7 Termination of Lease. This Lease shall automatically terminate effective upon the Closing of the sale of the Property from Lessor to Lessee pursuant to this Section 6; provided, however, the Survival Provision of Section 50 shall apply in connection with any such termination. If requested by Lessee, Lessor shall enter into a lease termination agreement with Lessee to evidence the agreement of the parties in this Section 6.4.7, an Lessee shall have the right to record such lease termination agreement in the records of Washington County, Oregon at any time following the recording of the statutory special warranty deed referenced in Section 6.4.4."

   1.5 Traffic Signal. The following is added as a new Section 51 to the Lease:

          "51 Traffic Signal. Lessor and Lessee agree that the cost to install a traffic signal (the "Signal") at the intersection of Koll Parkway, Walker Road and SW 150th Avenue shall be treated as a Special Common Area Assessment pursuant to the Declaration of Covenants, Conditions and Restrictions dated March 12, 1986, as amended by First Amendment thereto dated October 28, 1996 and Second Amendment thereto dated March 13, 1998 (collectively, the "Declaration"), which Declaration encumbers the Property and other property. Once the Signal has been installed and is operational (the "Signal Completion Date"), Lessor shall furnish to Lessee a statement in commercially reasonable detail showing the portion of the cost to install such Signal (the "Signal Cost") that is allocated to the Property as a Special Common Area Assessment pursuant to the Declaration, and, upon request from Lessee, shall furnish copies of invoices received and paid by Lessor in connection with the installation of the Signal. Lessee agrees to reimburse Lessor for the portion of the Signal Cost allocated to the Property, provided, however, that, except as provided herein, Lessee shall not be required to pay such cost in a lump sum, but rather such cost, together with a financing charge of ten percent (10%) per annum, shall be amortized over an estimated useful life of ten (10) years and Lessee shall reimburse Lessor for such cost by paying Lessor in equal monthly installments beginning on the first day of the second calendar month following the Signal Completion Date (or on the first day of the next calendar month if the Signal Completion Date is the first day of a calendar month) and on the first day of each month thereafter during the remaining term of this Lease that portion of such cost attributable to the month preceding such payment based on such amortization plan.
       If the Signal Completion Date is a day other than the first day of a calendar month, then on the first day of the calendar month following the Signal Completion Date, Lessee shall pay to Lessor interest at the rate provided herein from the Signal Completion Date through the last day of the month in which the Signal Completion Date occurs. In the alternative, Lessee shall have the right to prepay all or any portion of the outstanding balance of such cost at any time without any prepayment charge. If Lessee purchases the Property pursuant to the Option to Purchase in this Lease and the Signal has been installed and is operational, upon the Closing of such purchase Lessee shall pay to Lessor the outstanding balance of the Signal Cost allocated to the Property. If Lessee does not purchase the Property pursuant to the Option to Purchase in this Lease and this Lease expires or otherwise terminates, then (I) Lessee shall pay to Lessor within ten (10) days of such expiration or termination that portion of the Signal Cost allocated to the Property that is attributable to the period commencing with the first day of the month in which this Lease expires or otherwise terminates through the date the Lease expires or otherwise terminates, and (ii) Lessee's obligation to reimburse Lessor for the remaining balance of the Signal Cost allocated to the Property shall cease upon such expiration or termination of this Lease with respect to any portion of the Signal Cost that is attributable to any period from and after the expiration or termination of this Lease, provided, however, that if this Lease terminates due to the default of Lessee, Lessor may recover from Lessee the unpaid portion of the Signal Cost allocated to the Property, if any, in addition to other amounts allowed under Section 20.2 of this Lease. Nothing herein shall be deemed an agreement by Lessee that the cost of any other traffic signal()s) installed near the Property in the future should be passed through to Lessee under this Lease."

   1.6 The following is added at the end of Section 6.8.1.2 of the Lease and is made a part of such Section:

          "No rescission notice given by Lessee to Lessor pursuant to this
       Section 6.8.1.2 will be valid unless Lessee simultaneously gives to Lessor a rescission notice to rescind its exercise of the Option to Purchase under the Third Lease and the Fourth Lease."

   1.7 The last sentence of Section 6.9 of the Lease is hereby deleted and the following is inserted in its place:

          "In such event, Lessor shall accept the payment of costs under
       Section 6.8.2 above as liquidated damages and as its sole remedy for such a failure of Lessee to Close, and Lessor shall continue to lease to Lessee and Lessee shall continue to lease from Lessor the Premises for the term, at the rental, and upon all of the terms and conditions set forth in this Lease, except that the Option to Purchase in Section 6 shall terminate and Lessor shall not have any obligation to convey the Property to Lessee."

   1.8 Lessor and Lessee agree that all amounts referenced in the Addendum to Triple Net Lease attached as Exhibit A have been paid in full.

2. STATUS OF LEASE. Except as expressly amended hereby, the Lease remains in full force and effect and is hereby ratified and affirmed.

3. COUNTERPARTS. This Amendment may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

4. FACSIMILE TRANSMISSION. Facsimile transmission of and signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document.

   IN WITNESS WHEREOF, this Sixth Amendment to Lease has been executed as of the date set forth above.

          LESSOR:  PETULA ASSOCIATES, LTD., an Iowa corporation

                        By:  /s/ Michael S. Duffy
                        Name:  Michael S. Duffy
                        Title:  Vice President

                        By:  /s/ Gregory C. Hauser
                        Name:  Gregory C. Hauser
                        Title:  Vice President

                   EQUITY FC, LTD., an Iowa corporation

                        By:  /s/ L. S. Valentine
                        Name:  L. S Valentine
                        Title:  Counsel

                        By:  /s/ Ronald B. Franklin
                        Name:  Ronald B. Franklin
                        Title:  Vice President

          LESSEE:  SEQUENT COMPUTER SYSTEMS, INC., An Oregon corporation

                        By: /s/ Robert B. Witt
                        Name:  Robert B. Witt
                        Title:  Vice President & CIO




                              EXHIBIT A


                     ADDENDUM TO TRIPLE NET LEASE


   THIS ADDENDUM is made and entered into this ___ day of __________________, 1987 by and between KOLL WOODSIDE ASSOCIATES, a California general partnership, and PETULA ASSOCIATES, LTD., an Iowa corporation, tenants-in-common, doing business as KC WOODSIDE, a joint venture (herein collectively "LESSOR"), and SEQUENT COMPUTER SYSTEMS, INC., a Delaware corporation (herein "LESSEE").


                               RECITALS

   A. This Addendum relates to that certain Triple Net Lease dated May 8, 1987 by and between Lessor and Lessee (herein the "Lease"). The capitalized, defined terms used in the Lease shall have the same meanings when used herein.

   B. The parties desire to add the following material to the Lease and to amend the Lease as follows.

   NOW, THEREFORE, in consideration of the mutual covenants contained herein, and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

   1. Adjustment to Basic Rent.

   The parties acknowledge that the Cost of reusable Tenant Improvements has now exceeded $1,722,072.00, being the total amount of the reusable Tenant Improvements allowance described in Sections 3.6.1 and 3.6.2 of the Lease. The parties have agreed, pursuant to Section 3.6.2 of the Lease, that the first $156,552.00 of the excess Cost of reusable Tenant Improvements over the basic reusable Tenant Improvements allowance of $1,565,520.00 is payable from LESSEE to LESSOR by means of adjustment to the Basic Rent for Period 1 set forth in Section 4.1 of the Lease, such adjustment being contemplated by
Section 3.6.3 of the Lease. The total adjustment is $1,565.52 per month, meaning that the Basic Rent for Period 1 shall be increased from $47,356.98 to $48,922.50.

   2. Cash Payments.

   The parties further agree that the Cost of reusable Tenant Improvements over and above the Cost reflected in the increase of Basic Rent for Period 1 as set forth in Section 1 above, together with the cost of non-reusable Tenant Improvement, is the sum of $177,482.88. Pursuant to the terms of the Lease, such excess amount is payable, in cash, by LESSEE to LESSOR. The parties agree that such amount shall be paid in two equal installments of $88,741.44 each, the first such installment to be due and payable on October 30, 1987, and the second such installment to be due and payable on November 30, 1987.

   3. Status of Lease.

   Except as expressly supplemented and amended hereby, the Lease remains in full force and effect and the same is hereby ratified and confirmed.

   IN WITNESS WHEREOF, LESSOR and LESSEE have executed this Addendum as of the day and year first above written.

LESSOR:                              LESSEE:

KOLL WOODSIDE ASSOCIATES,            SEQUENT COMPUTER SYSTEMS, INC.
a California general partnership     a Delaware corporation

By:  The Koll Company, a             By:
     California Corporation,         Its:
     a general partner of Koll
     Woodside Associates

     By:
     Its:  Division President

PETULA ASSOCIATES, LTD.,
an Iowa corporation

By:
Its:

By:
Its:

As Tenants-in-Common doing
business as KC WOODSIDE, a joint
venture